Exhibit 99.1

AITX Provides Roll-Up Regarding Its Key Markets, End-Users, and Use Cases

Detroit, Michigan, October 4, 2023 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today identified several vertical markets, along with end-user clients, where RAD devices have been deployed and proven valuable in deterring criminal or unwanted activity.

“We are so proud of our incredible customer base and the dealers that brought many of them to RAD,” said Steve Reinharz, CEO of AITX and RAD. “There are unique applications in each of the vertical markets we serve, and there’s no ‘one size fits all’ approach to servicing them. Our team works tirelessly to make sure that every client is treated with the respect and professionalism they deserve. That’s how we earn and keep their business.”

RAD has successfully deployed its robotic security technologies, particularly the ROSA, RIO and AVA devices, across numerous industry sectors. In the automotive world and the controlled environments of financial institutions, RAD has successfully reduced common security challenges like trespassing and theft. Within property management, retail, and healthcare sectors, RAD’s robots have not only addressed pivotal security issues but also offered cost-effective alternatives to traditional security methods. Regardless of the market or use case, RAD seamlessly blends its technological innovation with real-world applications, establishing a reliable security presence.

The following is a sampling of the markets where RAD has established a presence.

Logistics & Distribution

In the logistics and distribution vertical markets, RAD has deployed an array of devices, including AVA, ROSA, SCOT, Wally, and TOM, to fortify security and streamline operations. Tasked with the dual role of autonomous access control and traditional security surveillance, these units meticulously regulate the entry and exit of vehicles, employees, and visitors, ensuring that only authorized entities gain access, while also persistently monitoring for any unauthorized or suspicious activities within the premises. By combining advanced analytics with continuous surveillance, RAD’s devices effectively uphold a secure and orderly environment, safeguarding assets and enhancing operational flow in the critical landscapes of logistics and distribution centers.

Notable RAD clients in this vertical market include GXO, Ingram Micro, as well as two of the top three common carriers.

Automotive Manufacturing, Logistics and Retail

RAD has secured its footprint in enhancing security across the automotive manufacturing, logistics, and retail sectors with multiple deployments of its best-selling ROSA and RIO devices, renowned for their impeccable ability to detect and deter trespassing, theft, and vagrancy through advanced AI-powered analytics and 24/7 monitoring. These autonomous security solutions provide a potent blend of continual vigilance and cost-effective operational efficiency, safeguarding assets and infrastructure while enabling seamless integration with existing security protocols.

Notable clients in this vertical market include two of the big three automakers, to regional auto groups including Midway Car Rental.

Banking & Financial

RAD’s ROSA devices have been deployed across the banking and financial vertical, serving as a pivotal tool in ensuring secure operations. Tailored to detect and deter instances of loitering, trespassing, and vagrancy—common challenges in this sector—the ROSA units work seamlessly to safeguard the perimeter and interior, providing 24/7 surveillance and implementing instant alerts to effectively manage potential security breaches. Integrating advanced analytics with autonomous responses to suspicious events, these units not only act as a substantial deterrent but also as a crucial resource in data collection, aiding in understanding incident patterns and enhancing preemptive security measures.

Clients in this vertical market include large regional banks.

Retail

Safeguarding the notably susceptible retail market, RAD’s ROSA and RIO devices have become popular, offering a cost-effective alternative to traditional manned guarding. Within a sector often beleaguered by trespassing, loitering, and vagrancy, which often spur incidents of theft and assault, these solutions serve the dual purpose of autonomously detecting and deterring potentially nefarious activities while simultaneously digitally documenting all occurrences, ensuring steadfast surveillance. RAD’s robotic solutions effectively reduce security breaches and stand out as a smart, affordable choice due to their low subscription cost and unique ability to manage security in the fast-paced retail sector.

Notable clients in this vertical market include 7-Eleven, TravelCenters of America, other national convenience stores and truck stops.

Healthcare

The healthcare industry, often confronted with challenges like trespassing, vagrancy, and assault, has welcomed the implementation of RAD’s ROSA, RIO, and ROSA-P solutions across various facilities such as hospitals, clinics, and labs. Strategically deployed to deter crime in vulnerable areas like parking lots and surrounding vicinities, these devices provide a vigilant, unyielding watch, enhancing the safety and security of both individuals and assets within these crucial healthcare environments. A large hospital system in the southeastern U.S. has recently deployed RAD Light My Way to bolster security for its staff. RAD Light My Way transforms RAD’s remote surveillance and monitoring solutions into a personal security escort service that accompanies hospital workers as they move between their vehicle and the facility. By seamlessly combining AI-powered technology with practical applications, RAD’s solutions have become pivotal in reinforcing security protocols and ensuring a safer, more secure operational atmosphere within the healthcare sector.

Notable clients in this vertical market include Ascension and Scotland Memorial Hospital.

Property Management

In the field of property management, particularly within Class A commercial properties, multifamily residences, and gated communities, RAD has emerged as a pivotal player in security and safety, deploying its ROSA and RIO devices to enhance security and operational efficiency. These advanced solutions deter trespassing and fill any security gaps, eliminating the need for continuous on-premises patrols, and thereby redefining asset protection and security management in the #proptech sector. With an impeccable track record, ROSA and RIO fortify environments by employing advanced surveillance and autonomous responses, ensuring properties are safeguarded with precision, reliability, and cost-effectiveness.

Notable clients in this vertical market include nationwide property management groups plus regional clients such as Westside Manor HOA and Magnolia Pointe Apartments.

And Much More

Expanding its footprint across a myriad of other vertical markets, RAD, along with its dealer network, has successfully deployed their security solutions in diverse sectors including Energy Utilities, Food and Beverage, Education, Houses of Worship, Manufacturing, Gaming, Transit Authorities, and beyond. Each deployment is meticulously coordinated to meet the unique security demands of the respective sector and end-user, ensuring optimal vigilance and safety while addressing challenges like unauthorized access, trespassing, and other potential security breaches. Through a balanced blend of technology and strategic application, RAD’s solutions continue to safeguard various industries by providing reliable, autonomous security that complements and enhances existing protective measures across multiple environments.

Other notable clients include Trinity Metro and Rosenbaum Yeshiva of North Jersey.

“The majority of our clients have non-disclosure agreements (NDAs) in place, which often prevents us from naming them directly,” continued Reinharz. “However, for deployments in public view or those where we have been granted permission, we are pleased to share our successes and the tangible impact that RAD’s security solutions have made in their environments.”

Reinharz added that the Company expects to publish several detailed case studies in the near future, further revealing client successes, introducing new markets and end users.

“RAD has successfully attracted, earned, and maintained revenue generating business from some of the biggest companies in North America,” said Mark Folmer, CPP, PSP, FSyI, President of RAD. “Our sales pipeline continues to flow with opportunities to deploy solutions at a growing list of impressive corporate clients.”

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume or becoming cash flow positive. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz